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                                                                  EXHIBIT 10.3.1





                                  AMENDMENT TO

               PEOPLESUPPORT, INC. 2002 MANAGEMENT INCENTIVE PLAN



         On July 21, 2004, the Board of Directors of PeopleSupport, Inc., with the approval of the Chief Executive Officer, approved the following amendment to the PeopleSupport, Inc. 2002 Management Incentive Plan (the "MIP"). Section 3.2 of the MIP shall be deleted in its entirety and replaced with the following:

         "3.2     ALLOCATION OF REMAINING INTEREST IN MANAGEMENT BONUS POOL.

                  The Board, at its sole discretion, shall have authority to allocate the remaining twenty-five percent (25%) of the Management Bonus Pool either on a pro rata basis among Participants listed on Exhibit A or on such different basis, and to make grants to employees or other service providers not listed on Exhibit A in consideration of substantial contributions of service to the Company. All or any portion of such twenty-five percent (25%) may, in the sole discretion of the Board, be paid upon the closing of a Company Sale in a lump sum, or may be paid in increments over time following the closing of a Company Sale with such incremental payments conditioned on the recipient's continued service to the Company or other performance objectives. The Board may give the Chief Executive Officer the authority to determine the allocation of such twenty-five percent (25%) and the terms upon which payments may be made incrementally over time."